UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2006, David A. Neumann, Vice President and Chief Financial Officer of Plug Power Inc. (the “Company”), resigned effective as of June 30, 2006. The Company thanked Mr. Neumann for his services during his tenure with the Company, including his important role in assisting the Company in evaluating and negotiating the previously announced stock purchase agreement that the Company entered into with Smart Hydrogen Inc. pursuant to which Smart Hydrogen agreed to invest $217,250,000 in the Company. The Company’s 2006 annual meeting of stockholders, at which the stockholders will be voting on the issuance of stock to Smart Hydrogen pursuant to this investment, is currently scheduled for June 28, 2006. The Company has engaged an executive recruiting firm to assist it in the process of retaining a new Chief Financial Officer.

On May 25, 2006, the Company also entered into a separation and release agreement with Mr. Neumann in connection with his resignation. Pursuant to this agreement, Mr. Neumann will receive a severance payment approximately equal to one times his current annual base salary, acceleration of vesting in his unvested stock options and restricted stock awards and an unrestricted stock grant of 15,000 shares of common stock. The severance payment and unrestricted stock grant are to be made on January 2, 2007. The severance payments and benefits that Mr. Neumann will receive pursuant to the separation and release agreement are similar to those that he would have received pursuant to his existing executive severance agreement entered into in January 2004 if the circumstances of his termination would have qualified him to receive severance payments and benefits under that agreement. In the separation and release agreement, Mr. Neumann also agreed to provide consulting services to the Company for six months after the effectiveness of his resignation to, among other things, assist in the transition to a new Chief Financial Officer. Mr. Neumann will be paid an aggregate of $50,000 over six months for these consulting services. Mr. Neumann also agreed not to work or provide services to any competing businesses or solicit the services of any of the Company’s current employees for a period of one year after the effectiveness of Mr. Neumann’s resignation. Mr. Neumann also signed a general release of claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: May 26, 2006

By: /s/ Roger B. Saillant

        Roger B. Saillant

        President and Chief Executive Officer